Exhibit 99.2

Memo

April 18, 2005

To:	All Associates

From:	John Haley

Subject:	Business Combination Update

As you can see in the attached press release, today we announced the signing of a definitive agreement to combine Watson Wyatt & Company and Watson Wyatt LLP.  This is an important step in the process to finalize the transaction.  Next steps include obtaining SEC clearance, our shareholder approval and final Watson Wyatt partner approval. We are continuing to make steady progress to fully integrate our firms. Below are more details on these activities.

Global Integration

We established the Global Integration Committee (GIC) to ensure that all aspects of combining the businesses of Watson Wyatt LLP and Watson Wyatt & Company are addressed in full. The members are Paul Thornton (Chairman), John Haley, Babloo Ramamurthy and Gene Wickes.

The Committee’s goals include:

•                  To ensure that the full potential benefits of the proposed combination can be achieved as quickly as possible.

•                  To eliminate any duplication of effort, inconsistency (other than where it is justified) or lack of communication that exists under the previous Alliance structure.

•                  To ensure cultural alignment of associates with the vision, values and strategy of the combined organization.

At its March 15 meeting the committee discussed the following:

•                  The recommendation of a new independent outside Board Director – A list of potential candidates proposed by the company and the partnership will be reviewed.

•                  A review of the firm’s core values in the light of the proposed combination - The committee affirmed that the current values, which had been jointly drafted by the two firms, are still on target and should be retained.  The committee agreed to revisit their phrasing and scope in a year or so.

•                  Global Associate Opinion Survey – The committee agreed that a global associate survey would be launched before June with results being available shortly thereafter.

Global Strategy

We established the Global Strategy Group to identify potential gaps and opportunities that would result from becoming a unified firm. Essentially, the role of the group is to create an agenda for the Global Matrix to consider.  Members are Paul Thornton (Chair), John Caldarella (Divisional Manager, U.S. East), Buffy Caflisch (Retirement, Washington), Skip Hackney (Managing Consultant, Minneapolis),  Thierry Hamon (Managing Consultant, Dusseldorf), Hanno Mijer (I&FS, Reigate),  Masaki Nakajima (HCG, Tokyo), Mike Orszag (Head of Research, Reigate), and Jon Tye (BAS, Redhill).

At its first meeting, the group identified four areas for further investigation:

•                  Assessment of our market opportunities and relative strengths in our various marketplaces with particular emphasis on approaches that give us the most useful market data so that we can apply best practices in all regions.

•                  Using the combination to create true differentiation in our marketplaces.

•                  Seeking and reviewing client feedback to inform our brand development and marketing strategy.

•                  Reviewing the firm’s evolution to date so that we can refine and improve our acquisition processes for the future.

The group is now seeking input from various leaders as appropriate.

Central Services Work Group

We also formed a Central Services Work Group to review how to best integrate and optimize corporate functions going forward.  The members are: Jim Gargiulo (Chair), Director of Human Resources, Wally Bardenwerper, General Counsel, Jeff Held, Chief Technology Officer, Paul Holloway, Head of Operations, Benefits Group (WWLLP), Tom Grass, Managing Consultant US West, Tim Ovington, Head of HR (WWLLP), and Richard Timmins, Head of Finance and Business Services (WWLLP).

The group will provide recommendations to the Global Matrix Group by the end of June.

We will continue to keep you apprised as events warrant.  If you receive any media or client questions, please contact Bob McKee or David Popper.

Additional Information

Watson Wyatt & Company Holdings intends to file a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (“the SEC”).  YOU ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WATSON WYATT & COMPANY HOLDINGS, WATSON WYATT LLP AND THE PROPOSED TRANSACTION.  You will be able to obtain the proxy statement/prospectus (when it becomes available) and the other documents filed by Watson Wyatt & Company Holdings free of charge from the SEC website at www.sec.gov.  In addition, you may obtain free of charge the proxy statement/prospectus (when it becomes available), and other documents filed by Watson Wyatt & Company Holdings with the SEC by requesting them in writing from Watson Wyatt & Company Holdings, 1717 H Street, N.W., Washington, D.C. 20006, attention: Investor Relations, or by telephone at 202-715-7000.

Watson Wyatt & Company Holdings and its directors and executive officers may be deemed under the rules of the SEC to be participants in the solicitation of proxies from the stockholders of Watson Wyatt & Company Holdings.  A list of the names of those directors and executive officers and descriptions of their interests in Watson Wyatt & Company Holdings will be contained in the proxy statement/prospectus, which will be filed by Watson Wyatt & Company Holdings with the SEC.  Stockholders may obtain additional information about the interest of the directors and executive officers in the proposed transaction by reading the proxy statement/prospectus when it becomes available.

Forward-Looking Statements

This document contains forward-looking statements conveying the expectations of Watson Wyatt & Company Holdings (the “company”) management as to future earnings, revenues, operations, business trends and other such items, based on plans, estimates and projections at the time the company makes the statements.  Forward-looking statements involve inherent risks and uncertainties and the company cautions you that a number of important factors could cause actual results to differ materially from the results reflected in these forward-looking statements.  Such factors include risks and uncertainties specific to this transaction, including but not limited to adverse effects on the market price of the company’s common stock and on the company’s operating results because of failure to complete the transaction (due to failure to obtain stockholder or regulatory approvals or to satisfy all of the other conditions to the transaction); failure by the parties to successfully integrate their respective businesses, processes and systems in a timely and cost-effective manner; significant transaction costs expected; unknown liabilities; the success of the company’s marketing, development and sales programs following the transaction; the company’s ability to maintain client relationships and attract new clients following the transaction; general economic and business conditions that affect the company following the transaction; the level of capital resources required for future acquisitions; post-closing sales of the company’s common stock received by former Watson Wyatt LLP partners; and other economic, business, competitive and/or regulatory factors affecting the proposed transaction. In addition to the factors mentioned above, factors relating to future financial operating results that could cause actual results to differ materially from those described herein include but are not limited to the company’s continued ability to recruit and retain qualified associates; outcomes of litigation; the ability of the company to obtain professional liability insurance; a significant decrease in the demand for the consulting services the company offers as a result of changing economic conditions or other factors; foreign currency and interest rate fluctuations; actions by competitors offering human resources consulting services, including public accounting and consulting firms, technology consulting firms and internet/intranet development firms; regulatory, legislative and technological developments that may affect the demand for or costs of the company’s services; and other factors discussed under “Risk Factors” in the company’s Annual Report on Form 10-K filed on August 17, 2004, which is on file with the SEC.  These statements are based on assumptions that may not come true.  All forward-looking disclosure is speculative by its nature, and investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  The company undertakes no obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.